Exhibit (a)(1)(E)
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
GLOBALSCAPE, INC.,
a Delaware corporation,
at
$9.50 Net Per Share
by
GRAIL MERGER SUB, INC.,
a wholly owned subsidiary of
Help/Systems, LLC
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 27, 2020, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
July 31, 2020
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated July 31, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Grail Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Help/Systems, LLC, a Delaware limited liability company (“Parent”), to purchase all outstanding shares (the “Shares”) of common stock of GlobalSCAPE, Inc., a Delaware corporation (the “Company”), par value $0.001 per share, at a purchase price of $9.50 per Share (the “Offer Price”), subject to any required withholding of taxes, net to the seller in cash without interest, on the terms and subject to the conditions set forth in the Offer to Purchase.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account pursuant to the Offer.
Please note carefully the following:
1.
The offer price for the Offer is $9.50 per Share, subject to any required withholding of taxes, net to the seller in cash without interest, on the terms and subject to the conditions set forth in the Offer to Purchase.

2.	The Offer is being made for all outstanding Shares.
3.
The Offer is being made in connection with the Agreement and Plan of Merger, dated as of July 19, 2020 (the “Merger Agreement”), among Parent, Merger Sub, the Company and, with respect to certain sections, HS Purchaser, LLC, a Delaware limited liability company (“HS Purchaser”), and Help/Systems Holdings, Inc., a Delaware corporation (“HS Holdings” and, together with HS Purchaser, each a “Borrower” and collectively, the “Borrowers”), pursuant to which, following acceptance for payment of the Shares pursuant to the Offer, on the terms and conditions set forth in the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

4.
The board of directors of the Company (the “Company Board”) has determined that it is in the best interests of the Company and its stockholders, and approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement (collectively, the “Transactions”); approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations in the Merger Agreement, and the consummation of the Transactions on the terms and subject to the conditions set forth in the Merger Agreement; resolved that the Merger shall be effected under Section 251(h) of the DGCL; and resolved to recommend that the stockholders of the Company accept the Offer and tender their Shares to Merger Sub pursuant to the Offer.

5.
The Offer and withdrawal rights will expire at one minute after 11:59 p.m. New York City time, on August 27, 2020, unless the Offer is extended or earlier terminated. Previously tendered Shares may be withdrawn at any time until the Offer has expired.

6.
The Offer is not subject to any financing condition. The Offer is, however, subject to the satisfaction of the Minimum Tender Condition (as defined in the Offer to Purchase) and the other conditions described in the Offer to Purchase. See Section 15 of the Offer to Purchase.

7.	Any transfer taxes applicable to the sale of Shares to Merger Sub pursuant to the Offer will be paid by Merger Sub, except as otherwise provided in the Letter of Transmittal.
If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer To Purchase For Cash
All Outstanding Shares of Common Stock
of
GLOBALSCAPE, INC.,
a Delaware corporation,
at
$9.50 NET PER SHARE
Pursuant to the Offer to Purchase
by
GRAIL MERGER SUB, INC.,
a wholly owned subsidiary of
HELP/SYSTEMS, LLC
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 27, 2020, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 31, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by Grail Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Help/Systems, LLC, a Delaware limited liability company (“Parent”), to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of GlobalSCAPE, Inc., a Delaware corporation, at a purchase price of $9.50 per Share, subject to any required withholding of taxes, net to the seller in cash without interest, on the terms and subject to the conditions set forth in the Offer to Purchase.
The undersigned hereby instruct(s) you to tender to Merger Sub the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer.
ACCOUNT NUMBER: __________________________
NUMBER OF SHARES BEING TENDERED HEREBY: _____ SHARES*
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
Dated: _______, 2020

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